Joint Filer Information

Names:

Deerfield Mgmt III, L.P., Deerfield Mgmt IV, L.P., Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund III, L.P., Deerfield Private Design Fund IV, L.P., Deerfield Special Situations Fund, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Arvinas, Inc. [ARVN]

Date of Earliest Transaction Required To be Reported:	October 1, 2018

The undersigned, Deerfield Mgmt III, L.P., Deerfield Mgmt IV, L.P., Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund III, L.P., Deerfield Private Design Fund IV, L.P. and Deerfield Special Situations Fund, L.P. are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of Arvinas, Inc.

Signatures:

DEERFIELD MGMT, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT III, L.P. By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MGMT IV, L.P. By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD SPECIAL SITUATIONS FUND, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND III, L.P. By: Deerfield Mgmt III, L.P., General Partner By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD PRIVATE DESIGN FUND IV, L.P. By: Deerfield Mgmt IV, L.P., General Partner By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact